Exhibit 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Paxton Energy, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report dated July 27, 2006, with respect to the financial statements of Paxton Energy, Inc., in its Registration Statement on Form SB-2 relating to the registration of 4,621,350 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


                                                      HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
July 31, 2006